[LOGO]Refac

                                      Refac
                              The Hudson River Pier
                  115 River Road, Edgewater, New Jersey, 07020


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 11, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Refac, a Delaware corporation (the "Corporation"), will be held at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Friday, May 11, 2001, at 10:00 A.M., New York City time, for the following purposes:

       1. To elect directors of the Corporation; and

       2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 2001 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

     A copy of the Corporation's Annual Report for the year ended December 31, 2000 is sent to you herewith.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                    By Order of the Board of Directors


                                    Robert L. Tuchman
                                    Chairman of the Board

                                      REFAC
                             The Hudson River Pier
                  115 River Road, Edgewater, New Jersey 07020

                                 PROXY STATEMENT

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 11, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Refac, a Delaware corporation ("Refac" or the "Corporation"), to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on May 11, 2001, at 10:00 A.M., New York City time.

     You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below.

     The Board of Directors has fixed the close of business on March 22, 2001 as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting. The transfer books of the Corporation will not be closed. As of the Record Date, there were 3,795,261 outstanding shares of common stock, par value $.10 per share, of the Corporation ("Common Stock") entitled to vote at the meeting, the holders of which are entitled to one vote per share.

     The presence, in person or by proxy, at the meeting of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the shares of Common Stock present at the meeting will be necessary for the election of directors of the Corporation. Under applicable Delaware law, in tabulating votes, abstentions (including broker non-votes) will be disregarded and will have no effect on the outcome of the vote.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy are being mailed to the Corporation's stockholders on or about April 9, 2001. A copy of the Corporation's Annual Report for the year ended December 31, 2000 is also enclosed.

EACH STOCKHOLDER OF RECORD OR BENEFICIAL OWNER OF STOCK AS OF THE RECORD DATE FOR SECURITY HOLDERS ENTITLED TO VOTE AT THE MEETING WILL BE ENTITLED, UPON WRITTEN REQUEST, TO RECEIVE FROM THE CORPORATION, WITHOUT CHARGE, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS SHOULD BE MADE TO STOCKHOLDER RELATIONS AT THE ADDRESS OF THE CORPORATION SET FORTH ABOVE.

                             PRINCIPAL STOCKHOLDERS

     On the Record Date, to the knowledge of the Corporation, the persons listed below were the only beneficial owners of more than five percent of the outstanding shares of Common Stock. The Corporation has no other class of voting securities outstanding.


Name and Address of                  Amount and Nature       Percentage  of
Beneficial Owner                  of Beneficial Ownership  Outstanding Shares
------------------------------------------------------------------------------

  Dimensional Fund Advisors Inc.
  1299 Ocean Avenue, 11/th/ Floor
  Santa Monica, CA 90401                322,642  (1)              8.50%

  FMR Corp.
  82 Devonshire Street
  Boston, MA 0210 9                     216,900  (2)              5.72%

  Robert L. Tuchman
  115 River Road
  Edgewater, NJ 07020-1099
                                        255,920  (3)              6.49%

-------

  (1) Dimensional's share ownership is based upon the Schedule 13G filed on February 2, 2001.

  (2) FMR's share ownership is based upon the Schedule 13G filed on February 14, 2001. Such shares are directly held by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR.

  (3) Includes 150,000 shares of Common Stock which may be acquired upon the exercise of stock options which are exercisable within sixty days of the Record Date.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows: (i) the number of shares of Common Stock that each of the Corporation's directors and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, the Record Date; and (ii) the percentage of the Corporation's outstanding shares that such ownership constitutes.

                                  Amount and Nature              Percent of
                               of Beneficial Percent            Outstanding
  Name of Beneficial Owner          of Ownership                Shares
----------------------------------------------------------------------------
Neil R. Austrian.............            579                         *
Raymond A. Cardonne..........         23,791   (1)                   *
Robin L. Farkas..............         16,598                         *
Bert D. Heinzelman...........         52,941   (2)                  1.40%
Clark A. Johnson.............          4,000   (3)                   *
Mark N. Kaplan...............         12,828                         *
Herbert W. Leonard...........         77,935                        2.30%
Robert L. Tuchman............        255,920   (4)                  6.50%
Ira T. Wender................          1,000                         *
  Officers and Directors as a
Group (9 persons)............        445,592   (5)                 11.46%

----------

*    Represents less than 1% of the outstanding shares.

(1) Includes 20,875 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(2) Includes 26,150 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(3) Includes 4,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(4) Includes 150,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately or within sixty days.

(5) Includes an aggregate of 201,025 shares of Common Stock which such persons may acquire upon the exercise of options which are exercisable immediately or within sixty days.

                                    PROPOSAL
                              ELECTION OF DIRECTORS

     Seven directors of the Corporation, constituting the entire Board of Directors, are to be elected at the meeting. The directors will serve, subject to the By-Laws of the Corporation, until the Annual Meeting of Stockholders to be held in 2002 and until their respective successors shall have been elected and qualified.

     Each of the persons named below was elected to such position at the Corporation's Annual Meeting of Stockholders in 2000. After more than 30 distinguished years of service on the Board of Directors, Herbert W. Leonard, a current director, has decided to retire and is therefore not standing for reelection. Mr. Leonard is the President of Hamilton Associates, a consulting firm.


(a)  Business Experience
------------------------
                                                                                   Served
                                                                                Continuously
                                                                                as Director
Name                        Age       Principal Occupation or Employment (1)     Since
--------------------------------------------------------------------------------------------
Neil R. Austrian (2)         60       Chairman, iWon, Inc. (www.iwon.com)            1980
                                      (CBS backed destination Internet Portal)

Robin L. Farkas              67       Private investor                               1976

Bert D. Heinzelman (3)       46       Chief Executive Officer of Refac's             2000
                                      Creative Consulting Group

Clark A. Johnson (4)         69       Chairman, PSS World Medical, Inc.              2000

Mark N. Kaplan               71       Of Counsel, Skadden, Arps, Slate,              1967
                                      Meagher & Flom LLP (Attorneys)

Robert L. Tuchman (5)        58       Chairman, President, Chief Executive Officer   1991
                                      and General Counsel, Refac

Ira T. Wender                74       Of Counsel, Patterson, Belknap, Webb           1981
                                      & Tyler (Attorneys)

(1) Unless otherwise noted, the principal occupation or employment of each individual set forth in this table has been such individual's principal occupation or employment for the past five years and no such individual holds another position or office with the Corporation.

(2) Neil R. Austrian was the President of the National Football League from April 1991 to December 31, 1999. Since that date, he has been the Chairman of iWon, Inc. (www.iwon.com.).
                   -------------

(3) Bert D. Heinzelman became a Vice President of Human Factors Industrial Design, Inc. ("HFID") in 1985. HFID, which was acquired by the Corporation in November 1997, was merged into the Corporation's wholly owned subsidiary, Refac International, Ltd. ("RIL"), on December 31, 1998. In December 1998, Mr. Heinzelman became the President of the Corporation's Product Development Group and its Chief Executive Officer in May 1999. In March 2000, he became Senior Vice President of Refac and in November 2000, he became the Chief Executive Officer of the Corporation's Creative Consulting Group which now operates under the name of RefacDesign.

(4) Clark A. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports, Inc., a specialty retailer of decorative home furnishings, from August 1988 until February 1999. Since October 2000, he has been the Chairman of PSS World Medical, Inc.

(5) Robert L. Tuchman succeeded Eugene M. Lang as the Chief Executive Officer of the Corporation on January 6, 1997 and as Chairman of the Board of Directors on June 30, 1997. From August 1, 1991 to January 6, 1997, he served as the Corporation's President and Chief Operating Officer. He is also the Corporation's General Counsel. From May 1994 to March 1997, he held the position of Treasurer of the Corporation.

   (b)  Other Directorships
   ------------------------

   The following nominees for director of the Corporation additionally serve as directors for the following other companies, which are either registered pursuant to Section 12 or subject to Section 15 (d) of the Exchange Act or are registered investment companies.

           Name                         Other Directorships
           ----------------------       --------------------
           Neil R. Austrian             Office Depot, Inc.

           Robin L. Farkas              Insignia Financial Group Inc.

           Clark A. Johnson             Albertson's Inc.
                                        InterTAN, Inc.
                                        Metromedia International Group, Inc.
                                        Niagara Mohawk Holdings, Inc.
                                        PSS World Medical, Inc.

           Mark N. Kaplan               American Biltrite, Inc.
                                        Autobytel.com, Inc.
                                        Congoleum, Inc.
                                        DRS Technologies, Inc.
                                        Grey Advertising Inc.
                                        Volt Information Sciences, Inc.
                                        Myturn.com, Inc.

           Ira T. Wender                Deotexis, Inc.
                                        Dime Bancorp, Inc.

   (c)  Board Committees
   --------------------

   The Board of Directors has established and currently maintains as standing committees an Audit Committee and a Compensation Committee. The Corporation does not have a nominating committee.

   Audit Committee - This committee was established at the November 1991 Board
   ---------------
meeting. The Audit Committee meets periodically with the Corporation's independent auditors to review plans for the audit and the audit results.

The Audit Committee makes recommendations to the full Board as to the engagement or discharge of the independent auditors and reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies. The Audit Committee consists of three directors: Mark N. Kaplan, Clark A. Johnson and Ira T. Wender. Herbert W. Leonard also served on this committee until October 23, 2000 when he resigned from the committee. This committee met two times in 2000.

   Compensation Committee - This committee administers the executive
   ----------------------
compensation and benefit plans and grants under such plans. The Compensation Committee consists of three directors: Neil R. Austrian, Mark N. Kaplan and Ira
T. Wender. This Committee met twice in 2000. For further information regarding executive compensation, see "Compensation Committee Report on Executive Compensation," page 10.

   (d)  Meetings of the Board of Directors and its Committees
   ----------------------------------------------------------

   During the last fiscal year, four meetings of the Board of Directors of the Corporation were held. During such period, none of the directors attended fewer than 75% of the Board meetings, except for Robin L. Farkas who attended 50%. Each of the members of the Compensation Committee attended both of its meetings. Each of Mark N. Kaplan and Ira T. Wender attended both meetings of the Audit Committee. Herbert W. Leonard, who resigned from the Audit Committee in October 2000 and Clark A. Johnson, who was elected to the Committee in May 2000, did not attend either of the meetings of the Audit Committee.

   (e)  Directors' Compensation
   ----------------------------

   Each director who is not also an employee of or consultant to the Corporation was paid the sum of $1,000 for each meeting of the Board of Directors attended in 2000. No additional payments were made with respect to service on or attendance at the meetings of any committee established by the Board. Mark N. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, which has provided legal services to the Corporation since 1982. Except as otherwise provided in this proxy statement, no director received any other compensation from the Corporation in 2000.

     (f)  Vote Required
     ------------------

   Election of the directors of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

                       COMPENSATION OF EXECUTIVE OFFICERS
                       ----------------------------------

   The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer and each of the executive officers of the Corporation whose aggregate compensation exceeded $100,000 in 2000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE


                                                                                Securities
                                                                                Underlying
                                                  AnnuaL Compensation              Options
                                            -------------------------------
Name and Position                             Year     Salary       Bonus           (#)
---------------------------------------------------------------------------------------------
  Robert L. Tuchman, Chairman,                2000     $280,000     $71,675        50,000
    President, Chief Executive Officer        1999     $270,000     $72,102             -
    and General Counsel                       1998     $260,000     $69,196        50,000 (1)

  Bert D. Heinzelman                          2000     $225,000           -             -
    Senior Vice President (2)                 1999     $204,024           -        15,000
                                              1998     $192,600           -        10,000

  Raymond A. Cardonne, Jr.                    2000     $160,000           -             -
    Vice President,  Secretary and            1999     $143,500     $14,500         7,500
    Chief Financial Officer (3)               1998     $121,115     $ 7,500        10,000

----------

(1) Mr. Tuchman contributed these options back to the Corporation in December 1999.

(2) Mr. Heinzelman became a Vice President of Human Factors Industrial Design, Inc. ("HFID") in 1985. HFID, which was acquired by the Corporation in November 1997, was merged into the Corporation's wholly owned subsidiary, Refac International, Ltd., on December 31, 1998. In December 1998, Mr. Heinzelman became the President of the Corporation's Product Development Group and its Chief Executive Officer in May 1999. In March 2000, he became Senior Vice President of Refac and in November 2000, he became the Chief Executive Officer of the Corporation's Creative Consulting Group which now operates under the name of RefacDesign.

(3) Raymond A. Cardonne, Jr., joined the Corporation as Vice President in December 1997. He was also appointed to the position of Secretary in November 1998 and to the position of Chief Financial Officer in August 2000.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

     During 2000, the following Named Executive was issued a stock option pursuant to the 1998 Stock Option and Incentive Plan as described below. No other stock options were granted to executive officers during 2000.


                                     Percent
                        Number         of                              Potential Realizable
                          of          Total                              Value At Assumed
                       Securities    Options                          Annual Rates of Stock
                       Underlying    Granted                          Price Appreciation for
                        Options         to       Exercise                   Option Term
                        Granted      Employees    Price   Expiration  ________      ________
       Name               (1)         in 2000   Per Share   Date          5%           10%
--------------------------------------------------------------------------------------------
Robert L. Tuchman        50,000          54%      $2.88    11/17/10     $43,475     $152,689
--------------------------------------------------------------------------------------------

(1) The options were granted under the 1998 Stock Option and Incentive Plan and have an exercise price equal to the fair market value of the Common Stock at the date of grant.

     The options have a term of ten years and become exercisable at the rate of 25% per year commencing on March 31, 2002. The exercise price may be paid in cash or shares of Common Stock.

     No options were exercised by the Named Executives during 2000. The Corporation has not granted stock appreciation rights. The following table reflects the value of all stock options held by the Named Executives as of December 31, 2000.

                          FISCAL YEAR-END OPTION VALUES


                             Number of Securities
                                   Underlying         Value of Unexercised
                               Unexercised Options     In-the-Money Options
                               At Fiscal Year-End       At Fiscal Year-End
                          ------------------------------------------------------
                                             Not                       Not
Name                        Exercisable  Exercisable  Exercisable  Exercisable
--------------------------------------------------------------------------------
Robert L. Tuchman               150,000       50,000  $   -          $  -

Raymond A. Cardonne, Jr.         16,875       25,625      -             -

Bert D. Heinzelman               21,350       33,650      -             -

                              EMPLOYMENT CONTRACTS

Robert L. Tuchman

    The Corporation is party to an employment contract with Mr. Tuchman (the "Tuchman Employment Agreement"), which, as amended in January 1999, has a term ending on December 31, 2003. Such term will extend for an additional year as of January 1 of each subsequent year, unless, at least 90 days prior to the end of December 31, 2002 or any subsequent December 31 during the term, either Mr. Tuchman or the Corporation shall have given notice of non-renewal. In addition to salary payments, the Tuchman

Employment Agreement provides for the payment of an annual bonus to be determined by the Board in its sole discretion. Under the Tuchman Employment Agreement, the Corporation accepted from Mr. Tuchman in payment for certain stock options a promissory note in an amount equal to $375,000, bearing interest at the Long-Term Applicable Federal Rate. The Tuchman Employment Agreement further provides that Mr. Tuchman will not (a) engage in any "Competitive Activity" (as defined in the Tuchman Employment Agreement) during the term of such Employment Agreement and for a period of eighteen months thereafter, or (b) for a period of two years following his termination of employment, solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

    In the event that the Corporation terminates Mr. Tuchman's employment for any reason other than because of a permanent disability or for cause (as each such term is defined in the Tuchman Employment Agreement), Mr. Tuchman is entitled to receive a lump sum equal to his full salary through the expiration date of the Tuchman Employment Agreement at the rate in effect at the time notice of termination is given, plus an additional amount equal to the bonus Mr. Tuchman received in respect of the calendar year prior to such termination. In addition, Mr. Tuchman is entitled to receive, except to the extent that he receives similar benefits from a subsequent employer, life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through the expiration of the Tuchman Employment Agreement. If, during the two-year period following a "Change in Control" (as defined in the Tuchman Employment Agreement), Mr. Tuchman's employment with the Corporation is terminated by the Corporation (or any successor thereto) other than because of a permanent disability or for cause, or if Mr. Tuchman terminates his employment for good reason (as defined in the Tuchman Employment Agreement), Mr. Tuchman is entitled to receive a lump sum payment equal to the sum of (i) his full salary through the expiration date of the Tuchman Employment Agreement at the rate in effect at the time notice of termination is given or for a full year, whichever is greater, plus (ii) a bonus payment equal to two times the amount of the bonus paid or payable to Mr. Tuchman in respect of the calendar year preceding the year in which the change in control occurs. In addition, Mr. Tuchman will not be bound by the non-compete provisions otherwise applicable in the event of his termination of employment. The Tuchman Employment Agreement provides that, in the event that any payments made to Mr. Tuchman in connection with a Change in Control (including severance payments and any other benefits to be paid or provided pursuant to the Tuchman Employment Agreement or any other benefit or incentive plan of the Corporation) would not be deductible by the Corporation by operation of section 280G of the U.S. Internal Revenue Code, cash payments will be reduced (if necessary, to zero) to the extent necessary to make such payments deductible; provided, that Mr. Tuchman may elect to have noncash payments reduced (or eliminated) prior to the reduction of the cash severance payments.

Bert D. Heinzelman

    In connection with the acquisition by the Corporation of HFID, HFID entered into an employment contract with Mr. Heinzelman effective November 25, 1997 (the "Heinzelman Employment Agreement"), which has a term which ends on December 31, 2002. Upon merging HFID into RIL, RIL assumed the payment obligations under the Heinzelman Employment Agreement. Beginning on January 1, 2003 and on each January 1 thereafter, the Term of the Heinzelman Employment Agreement will automatically extend for an additional year unless, not later than June 30 of the preceding year, either Mr. Heinzelman or HFID shall have given notice of nonrenewal. The Heinzelman Employment Agreement provides for annual review of his salary, which shall be increased by no less than 5% per year. During the period ending December 31, 2002, Mr. Heinzelman is entitled to receive an incentive bonus payable from an earnings pool relating to the performance of HFID during the relevant fiscal year. The Heinzelman Employment Agreement provides that in the event that Mr. Heinzelman's employment with the Corporation is terminated for any reason other than (i) by Mr. Heinzelman without Good Reason, (ii) by reason of Mr. Heinzelman's death, disability or retirement or (iii) by the Corporation for Cause (as each such term is defined in the Heinzelman Employment Agreement), Mr. Heinzelman shall be entitled to receive (a) a lump sum in cash equal to the base salary in effect at the effective date of such termination that would otherwise have been payable during the remainder of the term of the Employment Agreement and (b) an annual bonus for the remainder of the term (payable at such time or times as such bonus would have been paid to Mr. Heinzelman were he employed for the remainder of the term, which bonus amount will be equal to no less than 50% of the bonus earned by Mr. Heinzelman in respect of the last fiscal year completed prior to the effective date of termination. In addition, Mr. Heinzelman would be entitled to life, health, disability and similar benefits for the remainder of the term, except to the extent that he receives such benefits from a subsequent employer.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") is comprised of Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. While the Committee administers, and makes recommendations to the Board of Directors with respect to, the executive compensation, stock option and benefit plans and grants under such plans, the Corporation's overall compensation strategy, including a determination of compensation paid to the Chief Executive Officer of the Corporation, Robert L. Tuchman, is determined by the entire Board of Directors.

Objectives
----------

    The Committee's primary objective is to attract and retain the most highly qualified executive officers and to insure that their compensation structure aligns their interests with those of the stockholders of the Corporation. Since Mr. Tuchman was the only key executive for which the Committee was responsible for administering compensation in 2000 and because of the specific circumstances surrounding the compensation paid to him, a policy which relates the compensation of executive officers to the overall performance of the Corporation has not been formulated. However, the Committee contemplates that, to the extent appropriate in the future, it may develop guidelines which could be utilized in relating executive compensation to the Corporation's overall growth and success.

Employment Agreements
---------------------

    The Corporation has employment agreements with Robert L. Tuchman, its Chief Executive Officer and, through RIL, Bert D. Heinzelman, its Senior Vice President and Chief Executive Officer of RefacDesign, its Creative Consulting Group. See "Employment Contracts," page 8. The Committee has considered the advisability of using employment agreements and has determined that their use is in the best interest of the Corporation because it facilitates the Corporation's ability to attract and retain the services of highly qualified executive officers. The Committee has observed that the use of employment agreements by the Corporation has provided stability with respect to the leadership of the Corporation's team of executive officers, and the Committee has determined that the practice of using employment agreements to retain the services of its senior executive officers should continue in the future. Each employment agreement separately reflects the terms that the Committee felt were necessary and appropriate to retain the services of such executive officer.

Components of Executive Compensation
------------------------------------

    The Corporation's executive compensation program consists of cash and equity compensation components.

    Cash Compensation
    -----------------

    Cash compensation is comprised of base salary and annual cash incentive bonuses. The Chief Executive Officer's cash compensation levels are subject to the provisions of his employment agreement with the Corporation. The Committee has determined that it will continue the Corporation's policy of subjectively arriving at appropriate cash compensation levels in the process of negotiating such agreements. The terms and conditions of the Corporation's employment agreement with Mr. Tuchman are discussed in detail above. See "Employment Contracts," page 8.

    The Corporation offers the Chief Executive Officer an opportunity to earn additional cash compensation in the form of an annual bonus based on a number of subjective factors, including the earnings of the Corporation, acquisition of enterprises and intellectual property and the efforts of the Chief Executive Officer.

    Bonuses that were paid to the Chief Executive Officer are disclosed above in the bonus column of the Summary Compensation Table. See "Compensation of Executive Officers," page 6.

    Equity Compensation
    -------------------

    Equity compensation is comprised of stock options. Stock option grants reflect the Committee's desire to provide a meaningful equity incentive for the executive to have the Corporation prosper over the long term.

Chief Executive Officer Compensation
------------------------------------

    Mr. Tuchman has served as Chief Executive Officer of the Corporation since January 6, 1997. Mr. Tuchman's compensation is governed by the terms of an employment contract between Mr. Tuchman and the Corporation, entered into at the time he joined the Corporation in 1991 and amended and extended in 1994, 1996 and again in January 1999. In addition to salary payments, Mr. Tuchman's employment agreement provides for the payment of an annual bonus to be determined by the Board of Directors in its sole discretion. In its recommendation to the Board of Directors regarding Mr. Tuchman's bonus for fiscal 2000, the Committee considered Mr. Tuchman's active role in connection with the Corporation's further development of Refac Consumer Products, Inc., the acquisition of licensing agreements with MTV and Pennzoil, the integration of the Corporations Product Development and Graphic Design Groups and his overall contribution to the future growth of the Corporation.

Deductibility of Compensation
-----------------------------

    Section 162(m) of the Code generally limits to $1,000,000 the Corporation's federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and the four other most highest paid executive officers, to the extent such compensation is not "performance-based" within the meaning of
Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in the Corporation's best interest to do so.

                       The Compensation Committee of the Board of Directors

                       Neil R. Austrian
                       Mark N. Kaplan
                       Ira T. Wender

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is comprised of the following three directors:
Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. Mr. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP which has provided legal services to the Corporation since 1982. None of the Committee members otherwise received any compensation from the Corporation other than their fees as directors of the Corporation.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

    The following graph provides information on the cumulative total return, assuming reinvestment of dividends, for the period commencing December 31, 1995 and ending December 31, 2000, of the Corporation's Common Stock as compared to the American Stock Exchange Index and a published industry index, referred to below as the "Industry Index," which includes companies in Standard Industrial Classification Code 6794 (Patent Owners and Lessors), which is the Corporation's primary SIC reporting code.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                                 AMONG REFAC,
                      INDUSTRY INDEX AND AMEX MARKET INDEX

                                  [LINE GRAPH]

                     ASSUMES $100 INVESTED ON JAN. 01, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000


                                                YEAR ENDED DECEMBER 31,
                                           --------------------------------
                                     1995     1996     1997     1998     1999     2000
Refac                             $100.00  $ 95.50  $174.75  $116.84  $ 65.02  $ 37.60
Industry Index (SIC Code 6794)    $100.00  $128.47  $150.16  $174.89  $105.23  $ 36.62
American Stock Exchange Index     $100.00  $105.52  $126.97  $125.25  $156.15  $154.23
--------------------------------------------------------------------------------------

                             AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Corporation's outside directors. The members of the Audit Committee are "independent directors" as that term is defined by Section 121(A) of the Listing Standards of the American Stock Exchange.

     The audit committee oversees the Corporation's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the 2000 Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board has adopted a written Charter of the Audit Committee, a copy of which is attached as a Appendix A hereto.

     The committee reviewed with the Corporation's independent auditors, Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the

Corporation's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the Corporation and received the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

     The committee discussed with the Corporation's independent auditors the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended, subject to shareholder approval, the selection of the Corporation's independent auditors.

                         The Audit Committee of the Board of Directors

                         Mark N. Kaplan, Chair
                         Clark A. Johnson
                         Ira T. Wender

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Refac for the fiscal year ended December 31, 2000 by the Corporation's principal accounting firm, Grant Thornton LLP:

                 -----------------------------------------------
                 Audit Fees                              $80,000
                 -----------------------------------------------
                 Financial Information Systems Design         $0
                 and Implementation Fees
                 -----------------------------------------------
                 All Other Fees                          $25,375
                 -----------------------------------------------

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP served as the independent public accountants for the Corporation and its subsidiaries for the fiscal year ended December 31, 2000 and the Board of Directors has retained such firm to serve as the Corporation's independent public accountants for the fiscal year commencing January 1, 2001. Grant Thornton LLP does not have any direct or indirect financial interest in the Corporation or any of its subsidiaries in any capacity other than that of independent public accountants. A representative of the firm will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.

                                  OTHER MATTERS

     The Board of Directors of the Corporation does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

                            PROPOSALS BY STOCKHOLDERS

     Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2002 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 10, 2002, must be received by the Corporation at the Corporation's principal executive offices by December 10, 2001 if they are to be included in the Corporation's proxy statement and proxy relating to such meeting. The Corporation's By-Laws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, not later than March 12, 2002 and not earlier than February 10, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and amendments thereto, the Corporation believes that during fiscal 2000 all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with.

                             SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.

                                    By Order of the Board of Directors

                                    Robert L. Tuchman
                                    Chairman of the Board

April 9, 2001

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX A

                      CHARTER OF THE AUDIT COMMITTEE OF THE
                           BOARD OF DIRECTORS OF REFAC
                    AS ADOPTED BY THE BOARD ON MAY 12, 2000


PURPOSE OF THE COMMITTEE

The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial report, and internal control functions of the Corporation and its subsidiaries.

COMPOSITION OF THE COMMITTEE

Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the American Stock Exchange.

MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the
Committee:

     1. Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

     2. Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

     3. Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

     4. Oversee the independence of the Corporation's independent auditors by, among other things:

     (1) requiring the independent auditors to deliver to the Committee, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Corporation; and

     (2) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence;

5. Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation, and termination of the Corporation's independent auditors;

6. Review the annual audit plan and scope of the audit with the Corporation's independent auditors;

7. Review with management and the independent auditors at the completion of the annual audit examinations:

     (1) the Corporation's annual financial statements and related footnotes to be included in the Corporation's Annual Report to Shareholders;

     (2) the independent accountant's audit of the annual financial statements and their report thereto;

     (3)  any significant changes in the independent accountant's audit plan;

     (4) any difficulties or disputes with management encountered during the course of the audit;

     (5) other matters related o the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards;

8. Consider and review with the independent auditors and with Management the adequacy of the Corporation's system of internal controls, including information systems controls and security, as well as any related significant findings and recommendations of the independent auditors and internal auditors together with management's responses thereto;

9. Establish and maintain free and open means of communication between and among the Board, and Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

10.  Review and reassess annually the Committee's charter;

11. Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;


12. Report regularly to the Board on its activities, as appropriate, and;

13. Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

 ******************************************************************************

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreement, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

 ******************************************************************************

                                  [LOGO] Refac


                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                     Refac

                              Friday, May 11, 2001
                                    10:00 AM

                            Board of Governors' Room
                         of the American Stock Exchange
                                86 Trinity Place
                                  New York, NY

               | Please Detach and Mail in the Envelope Provided |
--------------------------------------------------------------------------------
A [X] Please mark your
      votes as in this
      example.

                                           FOR       WITHHELD
1.   ELECTION OF DIRECTORS                 [ ]         [ ]


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED AT RIGHT.)

Nominees:  Neil R. Austrian
           Robin L. Farkas
           Bert D. Heinzelman
           Clark A. Johnson
           Mark N. Kaplan
           Robert L. Tuchman
           Ira T. Wender

2. For the transaction of such other business as may properly come before the meeting and at any adjournment or adjournments thereof.

Receipt of the Notice of Annual Meeting and Proxy Statement and the Annual Report of the Corporation for the year ended December 31, 2000 is hereby acknowledged.

THE PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM (2). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Please fill out, date, sign and mail this proxy card in the accompanying envelope. No postage required.

SIGNATURE _____________________________ DATE _______________ , 2001

SIGNATURE _____________________________ DATE _______________ , 2001
           Signature if held jointly

Note: If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.


[LOGO] Refac

                                     Refac

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR ANNUAL MEETING MAY 11, 2001

     The undersigned, revoking all proxies heretofore given, hereby appoints ROBERT L. TUCHMAN, MARK N. KAPLAN and IRA T. WENDER, or any of them, with the power of substitution, proxies for the undersigned to vote at the Annual Meeting of Stockholders of Refac (the "Corporation") to be held at 10:00 A.M. (New York City time) on Friday, May 11, 2001, at the Board of Governors' Room of the American Stock Exchange, 86 Trinity Place, New York, NY, and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposal proposed by management of the Corporation.

                      (Please date and sign reverse side)